FIRST AMENDMENT TO
EXCHANGE AGREEMENT

THIS FIRST AMENDMENT TO EXCHANGE AGREEMENT (“Amendment”) is made as of December 1, 2010 the (“Effective Date”), by and between First BanCorp, a Puerto Rico corporation (the “Company”), and the United States Department of the Treasury (“Treasury”). Capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings assigned to such terms in the Exchange Agreement, dated as of July 7, 2010, between the Company and Treasury (the “Exchange Agreement”).

RECITALS

A. On July 7, 2010, the Company and Treasury entered into the Exchange Agreement, pursuant to which the parties (i) exchanged all 400,000 shares of the Series F Shares beneficially owned and held by Treasury for 400,000 shares of Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series G, of the Company (the “Series G Shares”), (ii) executed the Dividend Exchange, and (iii) amended the Old Warrant.

B. The Certificate of Designations for the Series G Shares (the “Certificate of Designations”) sets forth (i) as a condition to the early conversion of the Series G Shares to Common Stock that the Company shall have closed one or more transactions in which investors other than Treasury have collectively provided a minimum aggregate amount of $500 million in aggregate gross cash proceeds to the Company in exchange for Common Stock (the “Required Equity Raise”), and (ii) the Exchange Value per share of Series G Shares as an amount equal to $650.

C. The Company and Treasury desire to enter into this Amendment in order to make certain changes to those provisions of the Exchange Agreement related to the Required Equity Raise, as set forth below. In addition, on the Effective Date, Treasury, as sole holder of the Series G Shares, will consent to and the Company will file with the Secretary of State of Puerto Rico a First Amendment to the Certificate of Designations (the “Certificate Amendment”) to amend certain terms applicable to the Series G Shares.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, including the recitals and the mutual covenants and agreements contained in this Amendment, the Company and the Treasury agree as follows:

1. Representations and Warranties of the Company. The Company hereby represents and warrants to Treasury as follows:

(i) Authorization. The Company has the corporate power and authority to execute and deliver this Amendment and the Certificate Amendment, and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Amendment and the Certificate Amendment, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no further approval or authorization is required on the part of the Company. Each of this Amendment and the Certificate Amendment is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

(ii) No Conflicts. The execution, delivery and performance by the Company of this Amendment and the Certificate Amendment and the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the provisions hereof and thereof, will not (a) conflict with, or result in any breach of, any provision of the certificate of incorporation or by-laws of the Company, (b) violate any order, writ, injunction, decree, judgment, law, statute, rule or regulation, including, but not limited to, those rules and regulations related to the British Virgin Islands Banks and Trust Companies Act, 1990, as amended, applicable to the Company or any of its respective properties or assets or (c) except for the requirements of the Exchange Act, require any filing with, or permit, authorization, consent or approval of, any governmental entity, including, but not limited to, the British Virgin Islands Financial Services Commission.

2. Replacement of Section 4.9(c) of Exchange Agreement. As of the Effective Date, Section 4.9(c) of Exchange Agreement shall be deleted in its entirety and replaced with the following:

“(c) Close one or more transactions in which investors other than the Investor have provided a minimum aggregate amount of $350 million in gross cash proceeds to the Company in exchange for Common Stock by December 31, 2010.”

3. Ratification. Except as so modified pursuant to Section 2 above, the provisions of the Exchange Agreement remain in full force and effect as originally written.

4. Miscellaneous. This Amendment shall be binding upon the Company and Treasury and their respective successors and assigns. This Amendment may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Amendment, once executed by a party hereto, may be delivered to the other party hereto by facsimile transmission or by e-mail delivery of a PDF format of a copy of this Amendment bearing the signature of the party so delivering this Amendment.

5. Governing Law; Jurisdiction. The provisions of Section 6.5 of the Exchange Agreement will apply to this Amendment to the same extent as though it were an express provision of, and specifically referred to, this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Treasury have caused this First Amendment to the Exchange Agreement to be duly executed as of the Effective Date.

FIRST BANCORP

By: /s/ Aurelio Alemán

Name: Aurelio Alemán Title: Chief Executive Officer

UNITED STATES DEPARTMENT OF THE TREASURY By: /s/ Timothy G. Massad

Name: Timothy G. Massad Title: Acting Assistant Secretary for Financial Stability